March 21, 1997

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

  RE:  SCOTT'S LIQUID GOLD-INC.
       DEFINITIVE SOLICITING MATERIAL FOR 1997 ANNUAL MEETING

Ladies and Gentlemen:

     On behalf of Scott's Liquid Gold-Inc. (the "Company"), and pursuant to Rule 14a-6, there are transmitted with this letter the following documents:

     1. The definitive Notice and Proxy Statement for the annual meeting of shareholders of the Company to be held on May 7, 1997;

     2. As an appendix, the form of proxy card for such meeting; and

     3. A cover sheet for such proxy materials.

     In addition, we are sending separately to you a paper copy of the performance graph, in definitive form, as required by Regulation S-K, Item 402(1).

     The proxy materials are being mailed to the Company's shareholders on March 21, 1997.

     Please contact Mark R. Levy of Holland & Hart LLP, Suite 3200,
555 Seventeenth Street, Denver, Colorado 80202, (303/295-8073), our corporate counsel, or the undersigned if you have any questions. Thank you.

                              Very truly yours,

                              SCOTT'S LIQUID GOLD-INC.



                              By:  /s/ Barry Shepard
                                       Barry Shepard, Treasurer




                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant :  X
Filed by a Party other than the Registrant

Check the Appropriate box:

     Preliminary Proxy Statement             9  Confidential for Use of the
                                                Commission Only (as permitted
X    Definitive Proxy Statement                 by Rule 14a-6(e)(2))
     Definitive Additional Materials
     Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                           Scott's Liquid Gold-Inc.
             (Name of Registrant as Specified in its Charter)

---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          -------
     2)   Aggregate number of securities to which transaction applies:
          -------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
          -------
     4)   Proposed maximum aggregate value of transaction:
          -------
     5)   Total fee paid:

     Fee paid previously with preliminary materials.


     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule, or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:



                         SCOTT'S LIQUID GOLD-INC.
                            4880 HAVANA STREET
                          DENVER, COLORADO 80239
                        NOTICE OF ANNUAL MEETING OF
                               SHAREHOLDERS
                          TO BE HELD MAY 7, 1997

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), will be held at 10:00 a.m., Mountain Time, on Wednesday, May 7, 1997 at the Company's offices, 4880 Havana Street, Denver, Colorado for the purpose of considering and acting upon the following:

     (1)  The election of seven directors;
     (2) Such other matters as may properly come before the meeting or any adjournment thereof.


     Only shareholders of record at the close of business on March 5, 1997 are entitled to notice of and to vote at the meeting.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         CAROLYN J. ANDERSON
                         Corporate Secretary

Denver, Colorado
March 21, 1997

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.



                            SCOTT'S LIQUID GOLD-INC.
                               4880 HAVANA STREET
                             DENVER, COLORADO 80239



                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1997


     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on Wednesday, May 7, 1997 at the Company's offices, 4880 Havana Street, Denver, Colorado, or any adjournment thereof. This Proxy Statement and the accompanying form of Proxy are first being mailed or given to the shareholders of the Company on or about March 21, 1997.

     Any shareholder signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.


               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     All voting rights are vested exclusively in the holders of the Company's $0.10 par value common stock. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 5, 1997, the record date for shareholders entitled to vote at the meeting, the Company had 10,030,900 shares of its $0.10 par value common stock issued and outstanding.

     When a quorum is present, in the election of directors, those seven nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for these other matters so long as a quorum is present.

     The following persons are the only persons known to the Company who on March 5, 1997, owned beneficially more than 5% of the Company's common stock, its only class of outstanding voting securities:


NAME AND ADDRESS OF   AMOUNT AND NATURE OF      PERCENT
  BENEFICIAL OWNER    BENEFICIAL OWNERSHIP      OF CLASS
  ----------------    --------------------      --------

Jerome J. and Goldie       2,439,367  (1)(3)     24.3%
S. Goldstein
4880 Havana Street
Denver, Colorado
80239

Jerome J. Goldstein         70,500  (2)(3)        0.7%
4880 Havana Street
Denver, Colorado
80239

Scott's Liquid Gold-        1,194,284     (4)    11.9%
Inc.
Employee Stock
Ownership Plan
4880 Havana Street
Denver, Colorado
80239

(1) These shares are held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mr. and Mrs. Goldstein, two of their children, and certain of their relatives. Mr. and Mrs. Goldstein are the sole stockholders and directors of the Goldstein Family Corporation. Mr. and Mrs. Goldstein share the voting and disposition powers with respect to these shares.

(2) These shares underlie presently exercisable incentive stock options granted under the Company's 1986 Incentive Stock Option Plan.

(3) Does not include 129,402 shares held by the Company's Employee Stock Ownership Plan attributable to Mr. Goldstein's vested interest in the Plan.

(4) The six person committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. Three of the Company's four executive officers are members of this six-person committee.


                     SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows as of March 5, 1997, the shares of the Company's common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

NAME AND ADDRESS OF   AMOUNT AND NATURE OF      PERCENT
  BENEFICIAL OWNER    BENEFICIAL OWNERSHIP (1)  OF CLASS
  ----------------    --------------------      --------

Jerome J. Goldstein    2,509,867    (2)(7)       24.9%

Mark E. Goldstein        479,782    (3)(7)        4.7%

Carolyn J. Anderson      288,460    (4)(7)        2.9%

Barry Shepard            274,500    (5)(7)        2.7%

Dennis H. Field          151,833    (6)           1.5%

James F. Keane           105,833    (6)           1.0%

Michael J. Sheets        128,333    (6)           1.3%

All Directors and      3,902,609    (7)          37.1%
executive officers
as a Group (7
persons)


(1) Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.

(2) Of these shares, 2,439,367 are held by the Goldstein Family Partnership, Ltd., as to which Mr. and Mrs. Jerome J. Goldstein share voting and disposition powers. See footnote 1 under the table in ``oting Securities and Principal Shareholders.'' Also includes 70,500 shares underlying presently exercisable stock options granted to Jerome J. Goldstein under the Company's 1986 Incentive Stock Option Plan.

(3) Includes 70,500 shares underlying presently exercisable stock options granted to Mark E. Goldstein under the Company's 1986 Incentive Stock
     Option Plan. Also includes 92,892 shares held by Mr. Goldstein's wife and minor children.

(4) Includes 70,500 shares underlying presently exercisable stock options granted to Mrs. Anderson under the Company's 1986 Incentive Stock Option
     Plan.

(5) Includes 70,500 shares underlying presently exercisable stock options granted to Mr. Shepard under the Company's 1986 Incentive Stock Option
     Plan.

(6) Includes for Mr. Sheets, 48,333 shares, for Mr. Field 148,333 shares and for Mr. Keane 103,333 shares underlying presently exercisable stock options granted by the Company's Board of Directors under the Company's 1993 Stock
     Option Plan for Outside Directors.

(7)  Does not include shares owned by the Company's Employee Stock Ownership
     Plan under which, at December 31, 1996, Jerome J. Goldstein has a vested interest in 129,402 shares, Mark E. Goldstein has a vested interest in 78,905 shares, Carolyn J. Anderson has a vested interest in 118,458 shares, and Barry Shepard has a vested interest in 70,763 shares.

     There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.



             ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

NOMINEES
--------

     The Company's Board of Directors consists currently of seven directors.
Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

NAME OF NOMINEE AND
POSITION,IF ANY,
IN THE                   DIRECTOR    PRINCIPAL OCCUPATION FOR
COMPANY            AGE    SINCE      LAST FIVE YEARS

Jerome J. Goldstein  74     1954    Chairman of the Board of
(Chairman of the                    the Company since August,
Board)                              1990.  From 1954 to 1990,
                                    President and Chairman of
                                    the Board of the Company.

Mark E. Goldstein    40     1983    President of the Company
(President and                      since August, 1990.  From
Chief Executive                     1982 to 1990, Vice
Officer)                            President-Marketing of
                                    Company.  Employed by the
                                    Company since 1978.

Carolyn J. Anderson  58     1974    Executive Vice President
(Executive Vice                     since 1974, Chief Operating
President, Chief                    Officer of the Company
Operating Officer                   since 1982 and Corporate
and Corporate                       Secretary since 1973.
Secretary)                          Employed by the Company
                                    since 1970.

Barry Shepard        66     1982    Treasurer and Chief
(Treasurer and                      Financial Officer of the
Chief                               Company since 1981 when
Financial Officer)                  employed by the Company.
Dennis H. Field      64     1991    Management Consultant since
                                    1990.  From 1984 to 1990,
                                    Executive Vice
                                    President/General Manager,
                                    Faberge USA, Inc. (mass
                                    market health and beauty
                                    aids).

James F. Keane       63     1993    Independent businessman
                                    since 1987 and Founder and
                                    advisor of Repower
                                    Industries, Inc.
                                    (distributor of auto and
                                    marine engines and parts)
                                    since January, 1997.  From
                                    1991 to 1997, President of
                                    Engine World Inc. (a
                                    predecessor of Repower
                                    Industries, Inc. and
                                    distributor of auto and
                                    marine engines).  From 1990
                                    to 1992, Marketing
                                    Professor at Bentley
                                    College.  From 1974 to
                                    1987, Vice President, S.C.
                                    Johnson & Son, Inc.
                                    (household and personal
                                    care products).

Michael J. Sheets    66     1990    Principal, Gerald
                                    Schonfeld, Inc. (new
                                    product concepts) since
                                    August 1994.  President,
                                    The French Culinary
                                    Institute, from February
                                    1994 to August 1994.
                                    Consultant, October, 1990
                                    to present.  From 1975 to
                                    1990, President of Airwick
                                    Industries, Inc. (household
                                    products).

 All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board of Directors are shown below under "Directors' Meetings and Committees".

 The Company's only executive officers are those who are described in the foregoing table. The officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders and serve at the pleasure of the Board of Directors.

 Mark E. Goldstein is the son of Jerome J. Goldstein. With this exception, there are no family relationships among the executive officers or directors, and there are no arrangements or understandings pursuant to which any of them was elected as an executive officer or director.


DIRECTORS' MEETINGS AND  COMMITTEES
-----------------------------------


 During the year ended December 31, 1996, the Company had four directors meetings, plus seven actions by unanimous written consent. The Company's Board of Directors has both a Compensation Committee and an Audit Committee.

 The primary responsibilities of the Compensation Committee include development of an executive compensation philosophy for the Company; origination of all executive compensation proposals; review of the appropriate mix of variable versus fixed compensation; and review of all transactions between the Company and any executive officer or director, whether or not involving compensation.
The Committee consists of at least two or more outside directors of the Company and, in addition, the Chairman of the Board of the Company. Current members of the Compensation Committee are Dennis H. Field (Chairperson), Michael J. Sheets, and Jerome J. Goldstein (with Mr. Goldstein having no vote). The Compensation
Committee met two  times during 1996.

 The Audit Committee has as its primary responsibilities the recommendation of an independent public accountant to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of internal accounting controls, the review of annual financial statements, and a review at its discretion of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Michael J. Sheets (Chairperson), James F.
Keane, and Dennis H. Field. The Audit Committee met two times during 1996.


COMPENSATION  COMMITTEE  INTERLOCKS  AND INSIDER  PARTICIPATION
---------------------------------------------------------------

        The Compensation Committee includes two persons who are or have previously been employed by the Company or its subsidiaries. Jerome J.
Goldstein is Chairman of the Board of the Company and, prior to August 1990, was also the President and Chief Executive Officer of the Company. Mr. Goldstein is
 a non-voting member of the Committee. From 1978 to 1982, Dennis H. Field was President and Chief Operating Officer of Aquafilter Corporation, a wholly-owned subsidiary of the Company which manufactured cigarette filters. After leaving
Aquafilter Corporation, Mr. Field had virtually no contact with the Company from the date of his resignation to 1991 when he was asked to join the Company's
Board.  Prior to 1991, he was Executive Vice President/General Manager, U.S.
Division, of Faberge. Mr. Field has a distinguished career with significant consumer product companies.


        Michael J. Sheets, a director and member of the Compensation Committee, is a consultant to the Company, providing advice primarily in the areas of marketing and advertising. Mr. Sheets became a consultant at the time of joining the Company's Board of Directors in 1990. He is paid $1,667 per month for his services as a consultant. Mr. Sheets was, prior to October, 1990, President and Chief Executive Officer of Airwick Industries (Reckitt and Colman
Household Products), a large competitor of the Company, and has a distinguished career in consumer products manufacturing, advertising and sales.


EXECUTIVE  COMPENSATION
-----------------------


     SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table shows the annual and other compensation of the chief executive officer and all other executive officers of the Company for services in all capacities provided to the Company and its subsidiaries for the past three years.



                                   SUMMARY COMPENSATION TABLE

                                               LONG TERM
                                              COMPENSATION
                        ANNUAL COMPENSATION     AWARDS

                                                          SECURITIES
                                          OTHER           UNDERLYING       ALL OTHER
 NAME AND                                 ANNUAL             (NO. OF       COMPENSATION
 PRINCIPAL           SALARY     BONUS  COMPENSATION        SHARES)
 POSITION      YEAR    $         $(1)        $               (2)             ($)(3)


Mark E.       1996   $350,000  $ 32,373    $65,053              -            $5,356
Goldstein
President and 1995   $350,000  $104,097    $23,054              -            $4,075
Chief
Executive     1994   $250,000  $256,148    $16,228         20,500            $3,237
Officer


Jerome J.     1996   $350,000   $32,373    $82,023              -            $5.356
Goldstein     1995   $350,000  $104,000    $93,044              -            $4,075
Chairman of   1994   $350,000  $256,148    $95,882         20,500            $3,237
the Board

Carolyn J.    1996   $300,000  $ 32,373    $27,656               -           $5.356
Anderson      1995   $300,000  $104,097    $72,867               -           $4,075
Executive     1994   $275,000  $256,148    $23,912          20,500           $3,237
Vice
President,
Chief Operating
Officer,Corporate
Secretary

Barry         1996   $220,000  $ 32,373    $44,143               -           $5.356
Shepard       1995   $220,000  $104,097    $37,951               -           $4,075
Treasurer and 1994   $200,000  $256,148    $75,714          20,500           $3,237
Assistant
Secretary

Note: There were no restricted stock awards or long term incentive payouts during the last three fiscal years.

(1)      The Company has adopted a bonus plan for its
executive officers for the 1997 year. The Plan provides that an amount will be distributed to the Company's executive officers equal to 10% of the annual before tax profit exceeding $1 million, excluding items that are infrequent,
unusual, or extraordinary.   Such amount, if any, for 1997 will be divided
equally among the Company's four executive officers. In no event is a bonus paid unless pre-tax profits, excluding the above-mentioned items, exceed $1,000,000 for the fiscal year, nor is any bonus paid on the first $1,000,000 of pre-tax earnings, excluding above-mentioned items. The Company had substantially the same plan in 1996, 1995 and 1994.

 (2) Key employees, including executive officers (but excluding any person who serves only as a director), who from time to time are responsible for the management, growth and protection of the business of the Company, are eligible to be granted options under the Company's 1986 Incentive Stock Option Plan. No option under the 1986 Plan may be exercised more than ten years after it is granted, and the exercise price must be at least 100% of the fair market value of the Company's stock on the date of grant. If an employee owns more than 10% of the Company's outstanding stock, then these limitations are five years from the date of grant and 110% of the fair market value.
Options may not be granted to any person in any year to purchase shares having an aggregate fair market value greater than $100,000 at the date the option is granted. Payment for shares purchased upon the exercise of any option must be made in cash.

(3) All Other Compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan and Trust Agreement ("ESOP") which provides that the Company may contribute annually to the ESOP cash or common stock in an amount not to exceed 15% of all participants' total compensation. The Board of Directors determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant's account bears to the total value of Trust assets.

  There were no changes in the base salaries of the Company's four officers from October 30, 1988 through December 31, 1994. In the aggregate, executive officers' base salaries were increased by 13.5% for 1995, and there have been no changes since that year.

  The dollar amount of Other Annual Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. Other Annual Compensation in the table above for 1994 through 1996 is comprised of the following:

                Mark E. Goldstein           Jerome J. Goldstein         Carolyn J. Anderson          Barry Shepard
             1994     1995     1996       1994     1995     1996     1994     1995     1996     1994      1995     1996

Automobile   $   -  $    -   $20,050   $     -  $     -   $    -   $    -  $25,000  $       $24,000  $    -   $       -
purchase (1)

Income taxes
on
automobile       -        -   19,302        -        -         -        -   22,384        -   21,489        -        -
purchase (1)

Other
automobile
expenses      3,512    2,364   2,426    2,972     1,463      989    2,656    3,355    1,409    3,460     2,512    1,557

Memberships   2,472    7,505   10,433    2,885    6,655     8,443     824    3,052    4,343      912     3,352    6,127

Life
insurance     2,345    2,345    2,446   39,437   35,150    35,150    8,220    8,220    8,220   12,956   12,956   14,822

Income taxes on
life
insurance     1,911    2,022    1,888   28,644   34,017    28,298    6,680    7,089    6,617    7,907    11,174   10,431

Medical
plan(2)       3,391    6,382    6,072   16,512   12,417     5,801    4,154    1,870    5,170    2,391     5,521    8,770

Other         2,597    2,436    2,436    5,432    3,342     3,342    1,378    1,897    1,897    2,599     2,436    2,436


Total
other       $16,228  $23,054  $65,053  $95,882  $93,044   $82,023   $23,912  $72,867  $27,656  $75,714  $37,951  $44,143
compensation

(1)Commencing in 1990, the Company adopted a policy of providing $25,000 every three years to each executive officer for the purchase of an automobile and paying the executive officer an amount to compensate the executive for the additional tax obligations resulting from that purchase.

(2)In addition to group life, health, hospitalization and medical reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company's executive officers.

  The Company maintains a Key Executive Disability Plan, which is not reflected in the table above. The purpose of this Plan is to provide the executive with his or her regular salary during periods of long-term disability in excess of 90 days to age 70, or to date of death, whichever first occurs; and to provide the Chairman of the Board with the same benefit for life. The benefits available under this Plan will cease upon termination of employment as an executive officer of the Company other than during a period of disability. The Plan is partially funded by disability insurance maintained by the Company under which the Company is the beneficiary.

  OPTIONS GRANTED

  No options were granted to the Company's executive officers during the last fiscal year.

  OPTIONS EXERCISES IN 1996 AND YEAR-END OPTION VALUES

  No options were exercised by any of the Company's executive officers during 1996. The following table summarizes information with respect to the value of each officer's unexercised stock options at December 31, 1996.


                          FISCAL YEAR END OPTION VALUES

                          Number of Securities               In-the-Money
                        Underlying Unexercised           Value of Unexercised
                          Options at Year End            Options at Year End(1)

    Name             Exercisable    Unexerciable      Exercisable        Unexercisable

Mark E. Goldstein        70,500         0                  0                  0

Jerome J. Goldstein      70,500         0                  0                  0

Carolyn J. Anderson      70,500         0                  0                  0

Barry Shepard            70,500         0                  0                  0

(1) The exercise price of unexercised options exceeded the market price of the Company's stock at December 31, 1996.


                         COMPENSATION COMMITTEE REPORT

Introduction and Background

     The Compensation Committee of the Board of Directors was created in March, 1992 and includes two outside directors. The responsibilities of Compensation Committee include the origination of all executive compensation proposals.

     The two outside directors on the Committee were also members of a special litigation committee which in 1991 and 1992 considered compensation issues.
With the assistance of its counsel and the Hay Group, which is a well known, respected compensation and management consulting firm, the special litigation committee conducted an intensive investigation and analysis of the Company's executive compensation and concluded that compensation paid to the executive officers from 1985 to 1991 was fair. A report issued by that committee served as the basis for the 1992, 1993 and 1994 compensation of the executive officers, which continued an existing base salary, a bonus plan and other benefits.

     In making decisions regarding executive compensation, the Compensation Committee considers a number of factors. The Compensation Committee has also determined that an outside consultant on compensation matters should be used once every three years.
Organization Philosophy

     The Committee believes that the Company's organization and the specific responsibilities of the four executive officers are an essential part of analyzing compensation levels. The first important point concerning the management of the Company is that the four executives subscribe to a team concept of executive management, and operate in accordance with this concept. Although each of the executive officers has his or her specific areas of responsibility and each is able to and often does make independent decisions, the executive officers operate as a collaborative team, and very few significant decisions are made without input from the group as a whole.

     Second, each executive officer is responsible for a number of distinct areas and tasks. Each performs many tasks traditionally associated with "middle management" in other companies in addition to their respective duties of top level or executive management. As a result, the Company has very little "middle management" and operates as a fairly lean organization compared to many of its competitors. In a real sense, this management organization has saved the Company substantial amounts of money over the years. Also the few middle managers in the Company have virtually no role in setting Company policy or in making significant management decisions, all of which are handled by one or more of the four executive officers.

     Jerome J. Goldstein is the founder of the Company and served as its President, Chief Executive Officer and Chairman of the Board until August 1990. In August 1990 he relinquished the titles of President and Chief Executive Officer to Mark E. Goldstein, his son. Mr. Goldstein's relinquishment of the positions of President and CEO was in no sense a retirement, nor a reduction in his contribution to the Company and its performance. Jerome Goldstein remains today the most important driving force behind Company policy. Finally, the Company still relies greatly on Mr. Goldstein's entrepreneurial skills and his talent with respect to product development and design. Since the Company's success is driven by the quality and marketability of its current products and the development of new products, these skills cannot be minimized when assessing Jerome Goldstein's contributions to the Company, both presently and over time.

     Mark E. Goldstein has the basic responsibilities associated with being a CEO of a public company. He is also actively involved in the sales and
marketing efforts of the Company.   For example Mark Goldstein is the primary
contact with the Company's largest account, Wal-Mart Stores, Inc., and he directs the Company's advertising and promotional efforts. He ultimately is responsible for the day-to-day operations of the Company, although he relies on the other three executive officers for their advice and counsel.

     Carolyn J. Anderson has been employed by the Company for twenty-seven years, longer than anyone on the executive team other than Jerome Goldstein.
She became Corporate Secretary in 1973; she was promoted to Executive Vice President in 1974; and Ms. Anderson was given the additional title and responsibilities of Chief Operating Officer in 1982. As Chief Operating Officer, Ms. Anderson has the most direct responsibility and decision-making authority with respect to the day-to-day operations of the Company's plant and facilities. Additionally, Ms. Anderson directs the Company's research and development activities. Ms. Anderson also plays a major role, in cooperation with Barry Shepard, with respect to the Company's "human resources" decisions. It should be noted that the Company does not have a director of human resources. Further, Ms. Anderson is, together with Mr. Shepard, the primary contact for the Company's legal matters.

     Barry Shepard performs all of the traditional functions of Treasurer and Chief Financial Officer, including negotiations and maintenance of relationships with creditors and the trustee for the Company's bonds. He has been with the Company since 1981, and his role on the executive team has increased during his tenure with the Company. Mr. Shepard supervises all of the back office functions of the Company, including accounting, data processing, computer operations and personnel. In addition, he is an active participant in the Company's extensive market research program.
Factors

     In determining its recommendations on executive compensation, the Committee considered the management organization as described above and the following factors, among others:

     (a)  Services performed and time devoted to the Company by the executive;
     (b)  Amounts paid to executives in comparable companies;
     (c)  The size and complexities of the business;
     (d)  Successes achieved by the executive;
     (e)  The executive's abilities;
     (f)  Increase in volume of business during the executive's tenure;
     (g)  Corporate earnings and profits;
     (h)  Comparison on salary with distributions to stockholders;
     (i)  Prevailing economic conditions;
     (j)  Compensation paid to other employees of the corporation; and
     (k)  The amount previously paid to the executive.

     Utilizing these factors, the Compensation Committee recommended that the base salaries of the Company's executive officers remain the same in 1996 as in 1995 and that the components of other compensation provided to the Company's executive officers also remain the same in 1996 as in 1995. These recom-mendations were adopted by the Company's Board of Directors.

     In making the recommendations, the Compensation Committee noted, among other things, that: With respect to base salaries, the base salaries of the Company's four executive officers prior to 1995 had not changed since October 30, 1988; the Chairman of the Board requested no increase in his base salary in 1995 and did not receive an increase; the executive officers' base salaries were increased in the aggregate by 13.5% for 1995; this modest increase continues to take into account the performance of each executive as well as the responsibilities of Mark E. Goldstein as President and Chief Executive Officer; the bonus plan has been in effect for a number of years, with a result of decreasing compensation in 1995 because of the Company's performance; the levels of the bonus plan and other components of compensation have been in effect for a number of years; the Company's officers have not received stock options since 1994 and no stock options were recommended for 1996; the anticipated amounts paid for the base salary and bonus in 1996 were and are expected to be tax deductible, without being subject to a limitation on the deductibility of certain compensation in excess of $1 million under the Internal Revenue Code; the Company has continued to be successful with its cosmetic products, which have been expanded; the Company has continued to have a strong core of business consisting of its household chemical products; the Company has reformulated Touch of Scent so that it is an improved product which meets new environmental standards; the Company's officers completed the Company's physical plant expansion at the end of 1995 and early 1996, which expansion was financed as a result of the efforts of the officers through the issuance of bonds in 1994; and the Company's stock was listed on the New York Stock Exchange in 1994 and continues to be so listed.

     In connection with recommending the compensation of executive officers for 1995, the Compensation Committee did engage the Hay Group for a review of competitiveness of the Company's executive compensation levels. In summary, the Hay Group found that, while some executives' total direct compensation levels are relatively high and others relatively low compared to competition, in total the compensation levels of the Company's executive officers are within competitive ranges.

     The Company's 1996 executive bonus plan provided for a bonus pool based on 100% of pre-tax profits (excluding items that are infrequent, unusual, or extraordinary) for a year in excess of $1 million. The four key executive officers shared equally the bonus awarded under the plan. The Company had substantially the same plan in prior years. The Compensation Committee believes that this bonus plan is an important part of the incentives for the Company's executive officers and recognizes directly many of the factors considered important by the Compensation Committee as are stated above.

     The Company provides certain other benefits and perquisites to the executive officers. The Committee believes that the types of benefits offered to Company executives and the value of these benefits are similar to benefit packages provided by competitors. While the Hay Group report in 1992 found that the Company had a comprehensive executive benefits package, there are several other common benefit programs that the Company does not provide to its executives. A number of the benefits are provided by the Company not only to the executive officers but also to other Company employees. These benefits are appropriate for their positions, to compensate them consistent with market levels and to facilitate performance of their jobs in a more efficient and effective manner.

     In conclusion, the factors described above remain applicable for 1996, and the Compensation Committee believes that the levels of compensation for the Company's four executive officers have been fair and appropriate.

                             COMPENSATION COMMITTEE
                                Dennis H. Field
                               Michael J. Sheets
                              Jerome J. Goldstein


STOCK PERFORMANCE GRAPH

   There follows a graph, constructed for the Company, comparing the cumulative total shareholder return of Scott's Liquid Gold-Inc. common stock to the NYSE Composite Index and to a selected peer group.

                       1991       1992    1993    1994    1995    1996
Scott's Liquid Gold     100     154.55  618.18  873.02  434.82  226.86
Peer Group              100     117.48  126.56  142.4   191.42  257.36
NYSE                    100     104.7   118.88  116.57  151.15  182.08

                        Fiscal year ended December 31
                 Assumes $100 invested on December 31, 1991 in
                       the Company, the Peer Group,  and
                            The NYSE Composite Index
                 and assumes the reinvestment of any dividends

Note: The foregoing graph was prepared for the Company by Media General Financial Services of Richmond, Virginia. The peer group selected by the Company consists of companies which use the standard industrial classification of specialty cleaning and sanitation and which are publicly held, and other publicly held companies which are partially or entirely engaged in the cosmetics business. The Company believes that, within its industry classes, the assembly of a peer group is difficult because the Company competes with other companies which are significantly larger than Scott's Liquid Gold-Inc., including two major companies which are not publicly traded.

The following companies comprise the peer group: Armor All Products Corp., Avon Products, Inc., Clorox Co., Cosmetic Group USA, Inc., NCH Corp., Nutramax Products, Inc., Ocean Bio-Chem, Inc., Procter & Gamble, and Stephan Co.


COMPENSATION OF DIRECTORS

  Four directors are full-time executive officers of the Company and receive no additional compensation for service as a director. Michael J. Sheets, Dennis H. Field, and James F. Keane are non-employee directors. The Company pays $2,500 per month to each non-employee director for his services as director. Mr. Michael J. Sheets is also paid $1,667 per month as a consultant to the Company, primarily in the area of marketing and advertising.

  On January 15, 1993, the Company's Board of Directors adopted the Company's 1993 Stock Option Plan for Outside Directors (the "Plan"), which was approved by the Company's shareholders on May 5, 1993. The Plan provides for the granting of options to directors who are not employees of the Company. (There are currently three outside directors, but the number of outside directors may change in the future.) The purpose of the Plan is to further the growth and development of the Company by providing an incentive to outside directors of the Company, by increasing their involvement in the business and affairs of the Company, by helping the Company to attract and retain well qualified directors and/or by rewarding directors for their past dedication to the Company. The Plan became effective on January 15, 1993.

  A maximum of 400,000 shares of the Company's common stock are available for issuance upon the exercise of options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar circumstances. If any option under the Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Plan.

  The Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. At March 5, 1997, options to purchase 399,999 shares of the Company's common stock had been granted under the Plan, 148,333 each to Michael
J. Sheets and Dennis H. Field (with an exercise price of $1.09 for 100,000 shares, $4.87 for 45,000 shares and $2.00 for 3,333 shares), and 103,333 to James F. Keane (with an exercise price per share of $1.66 for 5,000 shares, $3.00 for 50,000 shares, $4.87 for 45,000 shares and $2.00 for 3,333 shares).
Except for the exercise of options for 100,000 shares by Mr. Sheets, no options had been exercised at March 5, 1997.


                       TRANSACTIONS WITH MANAGEMENT

  The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.


                            SECTION 16 REPORTS

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company's knowledge, there was full compliance with all Section 16(a) filing requirements applicable to those persons.


                            COMPANY ACCOUNTANTS

  Arthur Andersen LLC were selected by the Board of Directors as the Company's independent auditors for the fiscal year ended December 31, 1996, and it is anticipated that the Company may select the same firm as the Company's independent auditors for the fiscal year ending December 31, 1997. A representative of Arthur Andersen LLC is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if he so desires. Such representative also is expected to be available to respond to appropriate questions at that time.


                           SHAREHOLDER PROPOSALS

  Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before November 6, 1997.


                      1996 ANNUAL REPORT ON FORM 10-K

  THE COMPANY'S FORM 10-K REPORT FOR 1996 CONSISTS PRIMARILY OF CROSS
REFERENCES TO INFORMATION IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT AND IS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1996 IN THE FORM FILED WITH THE SEC SHOULD ADDRESS A WRITTEN REQUEST TO CAROLYN J. ANDERSON, CORPORATE SECRETARY, SCOTT'S LIQUID GOLD-INC., 4880 HAVANA STREET, DENVER, COLORADO 80239.


                          SOLICITATION OF PROXIES

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.


                              OTHER BUSINESS

  As of the date of this Proxy Statement, Management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

  The above Notice and Proxy Statement are sent by order of the Board of Directors.


                              CAROLYN J. ANDERSON
                              Corporate Secretary
Denver, Colorado
March  21, 1997

                                 APPENDIX


PROXY                    SCOTT'S LIQUID GOLD-INC.                     PROXY
Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders
                          To be held May 7, 1997

The undersigned hereby appoints Jerome J. Goldstein, Mark E. Goldstein, Carolyn J. Anderson, or Barry Shepard, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Scott's Liquid Gold-Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 7, 1997, at 10:00 a.m. and at any and all adjournments thereof for the following purposes:

(1)  Election of Directors:

__    FOR  all  nominees  listed below (except as marked to the  contrary below)
__    WITHHOLD AUTHORITY to vote for all nominees listed below

Jerome J. Goldstein
Mark   E. Goldstein
Carolyn J.  Anderson
Barry  Shepard
Dennis  H.  Field
James  F.   Keane
Michael J. Sheets

(INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,  WRITE
THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)


(2) In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS.

The  undersigned hereby acknowledges receipt of the Notice of Annual Meeting  of
Shareholders  and  the  Proxy  Statement furnished therewith.   The  undersigned
hereby revokes any proxies given prior to the date reflected below.

                                    Dated
                                    __________________________________ ,1997

                                     __________________________________
                                     SIGNATURE(S) OF SHAREHOLDER(S)

                                     Please  complete,  date  and  sign
                                     exactly   as  your  name   appears
                                     hereon.    If  shares   are   held
                                     jointly, each holder should  sign.
                                     When    signing    as    attorney,
                                     executor, administrator,  trustee,
                                     guardian  or  corporate  official,
                                     please add your title.

THIS  PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  PLEASE  SIGN  AND
RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.